Contact:

Maria A. Grasso

Senior Executive Vice President, Chief Operating Officer

Flushing Bank

718-961-5400

FOR IMMEDIATE RELEASE

Michael J. Russo, Board Member of Flushing Financial Corporation Announces Retirement

Uniondale, NY – January 5, 2023 – Flushing Financial Corporation (the “Company”) (Nasdaq: FFIC), the holding company for Flushing Bank (the “Bank”), announced today that Michael J. Russo, a Board Member, has retired effective January 4, 2023.

Michael J. Russo, served as a Director on the Board of the Company and the Bank. He was a member of the Board of Directors of the Company since its formation in 1994 and of the Bank since 1984.

Michael J. Russo is self-employed as a consulting engineer and serves as Chief Executive Officer and Corporate Secretary of Fresh Meadow Mechanical Corp., a mechanical contracting firm. Mr. Russo is also President and Director of Operations of Northeastern Aviation Corp., an aircraft charter and management firm, and is a partner in AMF Associates, a commercial real estate company. Mr. Russo also serves as Chairman of the Board of Trustees of Flushing Hospital Medical Center. Prior to retiring in 2004, Mr. Russo served as Chairman of the Board of Anthony Russo, Inc., a general contracting firm, for over 40 years.

John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, stated: "I would like to thank Mike for his service to our organization. I have greatly enjoyed working with him. During Mike's tenure as a Director, he served as Chairman of the Compensation Committee. He was also a member of the Nominating and Governance, Audit, and Investment Committees. Mike's insights and contributions proved invaluable throughout the years. His guidance and counsel will be greatly missed by all."

Alfred A. DelliBovi, Chairman of Flushing Financial Corporation, stated: "We are grateful to Mike for his dedication and service to Flushing Financial Corporation and the Bank. His exceptional contributions to the Company and the Bank spanned almost 40 years. It's been a privilege for me and the other members of our Board of Directors to work with Mike over the years."

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers who can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. The Company has no obligation to update these forward-looking statements.

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